EXHIBIT (10)(s)
---------------



                     FIRST AMENDMENT TO CREDIT AGREEMENT

      This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), dated as of March 25, 2005, is between LANDAUER, INC., a Delaware corporation ("Borrower"); HOMEBUYER'S PREFERRED, INC., an Illinois corporation ("Homebuyer's Preferred"), HEALTHY HOME AIR, INC., a Delaware corporation ("Healthy Home"), and LANDAUER INTERNATIONAL LLC, a Delaware limited liability company ("Landauer International") (Homebuyer's Preferred, Healthy Home and Landauer International sometimes hereinafter are referred to as each "Guarantor" and collectively as the "Guarantors"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").


                              R E C I T A L S:
                              ---------------

      A. Borrower and Bank entered into that certain Credit Agreement dated as of April 13, 2004 (the "Credit Agreement"), pursuant and subject to the terms and conditions of which Bank agreed to make loans and other financial accommodations to Borrower.

      B. Each Guarantor is a Subsidiary of Borrower. Each Guarantor guaranteed Borrower's Obligations pursuant to that certain Guaranty dated as of April 13, 2004 made by Guarantors in favor of Bank.

      C. Borrower and Guarantors have requested that Bank (i) extend the Maturity Date to March 25, 2006, (ii) reduce the Revolving Loan Commitment to $15,000,000, (iii) alter the definition of "Interest Period" to permit overnight and one week EURIBO Loans and LIBOR Loans, (iv) provide a mechanism whereby Borrower may request an increase in the Revolving Loan Commitment to $25,000,000 and (v) increase the minimum tangible net worth covenant to $19,876,000.

      D. Bank is willing to agree to the requests of Borrower and Guarantors on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower, Guarantors and Bank agree as follows:

      1. INCORPORATION OF RECITALS. The Recitals set forth above are incorporated herein, are acknowledged by Borrower and Guarantors to be true and correct and by this reference are made a part hereof.

      2. DEFINITIONS. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended by this Agreement.

      3. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as set forth below:

            (a) SECTION 1.1 - AMENDED DEFINITIONS. Section 1.1 of the Credit Agreement is amended by deleting the current version of the following definitions in their entirety and substituting the following versions:

                  "INTEREST PERIOD:  means a period (i) commencing (A) on
            the applicable Funding Date, if Borrower prior thereto has elected pursuant to subsection 2.5.1 to have all or a portion of the Advance to be disbursed on such date bear interest from such date at a LIBO Rate or a EURIBO Rate, (B) with respect to the conversion of a Base Rate Loan to a LIBOR Loan, on the Business Day specified by Borrower in the applicable LIBOR Election Notice, (C) with respect to the redenomination of a Base Rate Loan into Euros and the conversion of such Base Rate Loan to a Euro Loan, on the Business Day specified by Borrower in the applicable EURIBOR Election Notice and (D) with respect to the continuation as a LIBOR Loan or a Euro Loan of all or a portion of a then existing LIBOR Loan or Euro Loan after the expiration of the Interest Period applicable to such existing LIBOR Loan or Euro Loan, on the last day of the Interest Period applicable to such existing LIBOR Loan or Euro Loan, and (ii) ending one day, one week or one, two, three or six months thereafter, as selected by Borrower in its LIBOR Election Notice or EURIBOR Election Notice; provided, however:

                        (a) if any Interest Period otherwise would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                        (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the last month of such Interest Period shall end on the last Business Day of the last month of such Interest Period;

                        (c) Interest Periods for LIBOR Loans and Euro Loans disbursed on the same date shall be of the same duration; and

                        (d) Borrower may not select any Interest Period that ends after the Maturity Date.

                  MATURITY DATE:  means the earlier of (i) March 25, 2006
            or (ii) the date on which Borrower's Obligations are accelerated pursuant to this Credit Agreement.

                  REVOLVING LOAN COMMITMENT:  means Fifteen Million Dollars
            ($15,000,000), as such amount may be increased to an amount not in excess of Twenty-Five Million Dollars ($25,000,000) as a result of New Revolving Loan Commitments accepted by Bank pursuant to subsection 2.1.2

            (b) SECTION 1.1 - ADDITIONAL DEFINITIONS. Section 1.1 of the Credit Agreement is amended by inserting the following definitions in appropriate alphabetical order:

                  COMMITMENT INCREASE NOTICE:  has the meaning ascribed
            thereto in subsection 2.1.2.

                  INCREASED REVOLVING LOAN AMOUNT DATE:  has the meaning
            ascribed thereto in subsection 2.1.2.

                  NEW BANK:  has the meaning ascribed thereto in subsection
            2.1.2.

                  NEW REVOLVING LOAN:  has the meaning ascribed thereto in
            subsection 2.1.2.

                  NEW REVOLVING LOAN COMMITMENT:  has the meaning ascribed
            thereto in subsection 2.1.2.

            (c) SECTION 2.1 - REVOLVING LOAN. Section 2.1 of the Credit Agreement is amended by renumbering the existing Section 2.1 as subsection 2.1.1 and inserting the following thereafter as subsection 2.1.2:

            "2.1.2      NEW REVOLVING LOANS.

                  (a) Subject to the terms and conditions of this subsection 2.1.2, at any time and from time to time but prior to the Maturity Date, by written notice (each, a "Commitment Increase Notice") to Bank, Borrower may elect to request an increase in the aggregate amount of the existing Revolving Loan Commitment (any such increase, the "New Revolving Loan Commitment") by an amount not in excess of $10,000,000 in the aggregate and not less than $1,000,000 in any individual request (or such lesser amount which shall be approved by Bank or such lesser amount that shall constitute the difference between $10,000,000 and all such New Revolving Loan Commitments obtained prior to such date) and integral multiples of $1,000,000 in excess of that amount. Each Commitment Increase Notice shall specify (i) the date (each, an "Increased Revolving Loan Amount Date") on which Borrower proposes that the New Revolving Loan Commitment shall be effective, which shall be a date not less than (A) ten (10) Business Days after the date on which such Commitment Increase Notice is delivered to Bank if Bank agrees to provide such New Revolving Loan Commitment and (ii) twenty (20) Business Days after the date on which such Commitment Increase Notice is delivered to Bank if Bank declines to provide such New Revolving Loan Commitment and one or more financial institutions other than Bank (each, a "New Bank") agree to provide such New Revolving Loan Commitment and (ii) the identity of each New Bank to whom Borrower proposes any portion of such New Revolving Loan Commitments, as applicable, be allocated and the amounts of such allocations. Borrower first shall offer the New Revolving Loan Commitment to Bank and Borrower shall accept any New Revolving Loan Commitment which Bank elects to provide. Bank and each New Bank may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment. In the event Bank declines to provide all or any portion of such New Revolving Loan Commitment, Bank shall have approved each New Bank which is to provide a New Revolving Loan Commitment. In the event of any oversubscription for any New Revolving Loan Commitment Bank shall determine the final allocation amounts. Such New Revolving Loan Commitment shall become effective as of such Increased Revolving Loan Amount Date; PROVIDED THAT (1) no Incipient Default or Event of Default shall exist on such Increased Revolving Loan Amount Date before or after giving effect to such New Revolving Loan Commitment; (2) Bank and each New Bank, if any, has delivered to Borrower its written acceptance of such New Revolving Loan Commitment; (3) in the event Bank declines to provide all or any portion of such New Revolving Loan Commitment and one or more New Banks have agreed to provide such New Revolving Loan Commitment, Bank, Borrower and each New Bank shall have entered into an amended and restated credit agreement in form and substance satisfactory to each of Bank, Borrower and each New Bank amending and restating this Credit Agreement in its entirety; and (4) Borrower shall have delivered or caused to be delivered any legal opinions or other documents reasonably requested by Bank in connection with any such transaction.

                  (b) Effective upon any Increased Revolving Loan Amount Date, each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Loan Commitment and each Advance made thereunder (a "New Revolving Loan") shall be deemed, for all purposes, a Revolving Loan.

                  (c) The terms, provisions and interest rate of the New Revolving Loans shall be identical to the Revolving Loans."

            (d) SECTION 6.10 - MINIMUM TANGIBLE NET WORTH. Section 6.10 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "6.10 MINIMUM TANGIBLE NET WORTH.  Borrower shall not
            permit Tangible Net Worth to be less than $19,876,000 at the end of any Fiscal Quarter."

            (e) EXHIBITS. Exhibits 1.1(B) and 1.1(C) attached to the Credit Agreement are deleted in their entirety and Exhibits 1.1(B) and 1.1(C) attached hereto are substituted in lieu thereof:

      4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to Bank:

            (a) DELIVERY OF DOCUMENTS. The following shall have been delivered to Bank, each duly authorized and executed and each in form and substance satisfactory to Bank:

                  (1)   this Agreement; and

                  (2) such other instruments, documents, certificates, consents, waivers and opinions as Bank reasonably may request.

            (b) NO DEFAULT. No Event of Default or Incipient Default shall exist.

            (c) MATERIAL ADVERSE EFFECT. No event shall have occurred since December 31, 2004 which has had or could have a material adverse effect on the financial condition or affairs of Borrower.

      The date on which all of the conditions set forth in this Section 6 have been satisfied is referred to herein as the "Effective Date."

      5. REFERENCES. From and after the Effective Date hereof, all terms used in the Credit Documents which are defined in the Credit Agreement shall be deemed to refer to such terms as amended by this Agreement. This Agreement shall constitute a "Credit Document."

      6. REPRESENTATIONS AND WARRANTIES. Borrower and each Guarantor hereby confirms to Bank that the representations and warranties set forth in the Credit Documents are true and correct in all material respects as of the date hereof (unless any such representation or warranty relates to a specific date, in which case such representation or warranty is true and correct as of such date), and shall be deemed to be remade as of the date hereof (unless any such representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to be remade as of such date). Borrower and each Guarantor represents and warrants to Bank that (i) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) upon the execution and delivery hereof, this Agreement will be valid, binding and enforceable upon it in accordance with its terms (except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (y) equitable principles (whether or not any action to enforce this Agreement is brought at law or in equity), (iii) the execution and delivery of this Agreement does not and will not contravene, conflict with, violate or constitute a default under (A) its articles or certificate of incorporation, by-laws, certificate of formation or operating agreement, as applicable, or (B) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which it is a party or is bound or which is binding upon or applicable to all or any portion of its Property and (iv) as of the date hereof no Event of Default exists.

      7. NO FURTHER AMENDMENTS; RATIFICATION OF LIABILITY. Except as amended hereby, the Credit Agreement and each of the other Credit Documents shall remain in full force and effect in accordance with their respective terms. Borrower and each Guarantor hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and the other Credit Documents, all as amended by this Agreement, and the Liens created thereby, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by Bank of such liabilities, obligations and agreements, (ii) Bank has fully performed all obligations to Borrower and Guarantors which it may have had or has on and as of the date hereof and
(iii) other than as specifically set forth herein, Bank does not waive, diminish or limit any term or condition contained in the Credit Agreement or the other Credit Documents. The Credit Documents, as amended by this Agreement, contain the entire agreement between Bank, Borrower and Guarantors with respect to the transactions contemplated hereby.

      8. RELEASE OF CLAIMS. In consideration of the execution and delivery of this Agreement by Bank, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by Bank arising under the Credit Agreement and the other Credit Documents, Borrower and each Guarantor hereby irrevocably releases and forever discharges Bank and each of its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower or such Guarantor may now have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent whatsoever (collectively, "Claims"). Borrower and each Guarantor represents and warrants to Bank that it has not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise. Borrower and each Guarantor shall indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

      9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

      10. FURTHER ASSURANCES. Borrower and each Guarantor covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Bank in order to effectuate fully the intent of this Agreement.

      11. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

      12. CAPTIONS. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

      13. ENTIRE AGREEMENT. This Agreement, the Credit Agreement and the other Credit Documents executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof.

      14. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      15. JURISDICTION AND VENUE. BORROWER AND EACH GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER OR SUCH GUARANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE LITIGATED EITHER IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OR IF BANK INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH BANK SHALL INITIATE OR TO WHICH BANK SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY SUBMITS AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY BANK IN OR REMOVED BY BANK TO ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 11.1 OF THE CREDIT AGREEMENT. BORROWER AND EACH GUARANTOR WAIVES ANY CLAIM THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER AND EACH GUARANTOR SET FORTH IN THIS
SECTION 15 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY BANK OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY BANK OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER AND EACH GUARANTOR HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

      16. WAIVER OF RIGHT TO JURY TRIAL. BANK, BORROWER AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE CREDIT DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.



  [remainder of this page intentionally left blank; signature page follows]

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.


                              LANDAUER, INC., a Delaware corporation


                              By:     /s/ James M. O'Connell
                                      ------------------------------
                              Name:   James M. O'Connell
                              Title:  Vice President and Treasurer



                              HOMEBUYER'S PREFERRED, INC.,
                              an Illinois corporation


                              By:     /s/ James M. O'Connell
                                      ------------------------------
                              Name:   James M. O'Connell
                              Title:  Treasurer



                              HEALTHY HOME AIR, INC.,
                              a Delaware corporation


                              By:     /s/ James M. O'Connell
                                      ------------------------------
                              Name:   James M. O'Connell
                              Title:  Treasurer



                              LANDAUER INTERNATIONAL LLC,
                              a Delaware limited liability company


                              By:     /s/ James M. O'Connell
                                      ------------------------------
                              Name:   James M. O'Connell
                              Title:  Manager



                              LASALLE BANK NATIONAL ASSOCIATION,
                              a national banking association


                              By:     /s/ Scott M. Carbon
                              Name:   Scott M. Carbon
                                      ------------------------------
                              Title:  Vice President

                               Exhibit 1.1(B)

                       Form of EURIBOR Election Notice

                               (See Attached)

                           EURIBOR ELECTION NOTICE

                               LANDAUER, INC.

                              ___________, ____



LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Scott Carbon


Ladies and Gentlemen:

      Reference is made to the Credit Agreement dated as of April 13, 2004 (as amended, the "Credit Agreement") between the undersigned, Landauer, Inc., and LaSalle Bank National Association. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

      Borrower hereby irrevocably requests that Bank:

      . disburse as a Euro Loan, on _______________, _____, the Equivalent in Euros of $__________ of the Advance being requested pursuant to the Notice of Borrowing of even date herewith for an interest period of [one day] [one week] [__________ months];

      . continue as a Euro Loan, on _______________, _____, the Euro Loan in the Equivalent in Euros of $__________ now bearing interest determined by reference to a EURIBO Rate for an additional interest period of [one day] [one week] [__________ months];

      .     redenominate to Euros, on _______________, _____, $_________
            of the Principal Balance now bearing interest determined by reference to the Base Rate, such Euro Loan to bear interest determined by reference to the EURIBO Rate for an interest period of [one day] [one week] [__________ months].



                              LANDAUER, INC., a Delaware corporation


                              By:
                                      ------------------------------

                              Name:
                                      ------------------------------

                              Title:
                                      ------------------------------

                               Exhibit 1.1(C)

                        Form of LIBOR Election Notice

                               (See Attached)

                            LIBOR ELECTION NOTICE

                               LANDAUER, INC.
                              ___________, ____


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Scott Carbon


Ladies and Gentlemen:

      Reference is made to the Credit Agreement dated as of April 13, 2004 (as amended, the "Credit Agreement") between the undersigned, Landauer, Inc., and LaSalle Bank National Association. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

      Borrower hereby irrevocably requests that Bank:

      .     disburse as a LIBOR Loan, on _______________, _____,
            $__________ of the Advance being requested pursuant to the Notice of Borrowing of even date herewith for an interest period of [one day] [one week] [__________ months];

      . continue as a LIBOR Loan, on _______________, _____, the $__________ LIBOR Loan now bearing interest determined by reference to a LIBO Rate for an additional interest period of [one day] [one week] [__________ months];

      .     convert to a LIBOR Loan, on _______________, _____, $__________
            of the $__________ portion of the Principal Balance now bearing determined by reference to the Base Rate, such LIBOR Loan to bear interest determined by reference to the LIBO Rate for an interest period of[one day] [one week] [__________ months].



                              LANDAUER, INC., a Delaware corporation


                              By:
                                      ------------------------------

                              Name:
                                      ------------------------------

                              Title:
                                      ------------------------------